Exhibit 99.1

FOR RELEASE WEDNESDAY, FEBRUARY 28, 2007 AT 5:00 P.M. EST

Contact:

Francie Nagy, Investor Relations (212) 515-4625

GateHouse Media Closes $960 Million Senior Secured Credit Facility

Fairport, NY. February 28, 2007 – GateHouse Media, Inc. (NYSE: GHS) announced today that it amended and restated its credit facility with the lenders. The facility has been increased to $960 million, consisting of (i) a $670.0 million term loan facility that matures on August 28, 2014, (ii) a delayed draw term loan of up to $250.0 million available until August 28, 2007 that matures on August 28, 2014, and (iii) a revolving loan facility with a $40.0 million aggregate loan commitment that matures on February 28, 2014.

Borrowings under the term loan and delayed draw portion of the amended and restated credit facility bear interest at LIBOR + 1.75%. “We are delighted with the outcome of this financing,” said Michael E. Reed, GateHouse’s CEO. “In addition to reducing our LIBOR spread by 0.50%, which will immediately be accretive to free cash flow, the facility provides GateHouse with necessary flexibility and liquidity as we continue to grow the Company, especially given the robust pipeline of opportunities we are currently evaluating.”

Wachovia Capital Markets, LLC, Goldman Sachs Credit Partners L.P., Morgan Stanley Senior Funding, Inc. and GE Capital Markets, Inc., acted as Joint Lead Arrangers and Joint Book Runners of the financing.

GateHouse Media, Inc., headquartered in Fairport, New York, is one of the largest publishers of locally based print and online media in the United States as measured by number of daily publications. GateHouse Media currently owns over 445 community publications located in 18 states across the country, and more than 235 related websites reaching approximately 9 million people on a weekly basis. GateHouse Media is traded on the New York Stock Exchange under the symbol “GHS.”

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to the anticipated benefits to the Company and its shareholders of this credit facility, the effects on free cash flow and the potential opportunities available to the Company. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue” or other similar words or expressions. Forward looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

GATEHOUSE MEDIA, INC

350 WillowBrook Office Park

Fairport, New York 14450

Phone 585-598-0030 Fax 585-248-2631

Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, our limited operating history on a combined basis, our ability to generate sufficient cash flow to cover required interest, long-term obligations and dividends, the effect of our indebtedness and long-term obligations on our liquidity, our ability to effectively manage our growth, unforeseen costs associated with the acquisition of new properties, our ability to find suitably priced acquisitions, our ability to integrate acquired assets and businesses, any increases in the price or reduction in the availability of newsprint, seasonal and other fluctuations affecting our revenues and operating results, any declines in circulation, our ability to obtain additional capital on terms acceptable to us, our vulnerability to economic downturns, regulatory changes or acts of nature in certain geographic areas, increases in competition for skilled personnel, departure of our key officers, increases in market interest rates, the cost and difficulty of complying with increasing and evolving regulation, and other risks detailed from time to time in GateHouse’s SEC reports, including its final Prospectus filed with the SEC pursuant to Rule 424(b) dated as of October 24, 2006. When considering forward- looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this press release and/or the associated earnings conference call. The factors discussed above and the other factors noted in our SEC filings could cause our actual results to differ significantly from those contained in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

GATEHOUSE MEDIA, INC

350 WillowBrook Office Park

Fairport, New York 14450

Phone 585-598-0030 Fax 585-248-2631